Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Scott Eckstein
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3766

ASHFORD PRIME TO ACQUIRE THE AWARD-WINNING

BARDESSONO HOTEL AND SPA FOR $85 MILLION

Acquisition Highlights:

•                  Premier asset in Napa Valley, one of the strongest and most desirable lodging markets in the country with very high barriers to entry and minimal new supply

•                  Extraordinary RevPAR of over $550

•                  The only California LEED Platinum certified hotel was built in 2009 and is in outstanding physical condition with virtually no capex needs

•                  Remington Lodging to take over property management

•                  Ashford Inc. will provide $2.0 million in key money for the acquisition

DALLAS, June 11, 2015 — Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced it has entered into a definitive agreement to acquire the leasehold interest in the award-winning 62-room Bardessono Hotel and Spa in Yountville, CA for a total consideration of $85.0 million ($1,370,000 per key).  Post-closing, the property will be managed by Remington Lodging. Remington intends to work with the existing management team to facilitate a smooth transition to maintain the hotel’s highest standards of excellence.  The acquisition is expected to close in approximately thirty days, subject to customary closing conditions.

Located in the heart of Yountville, CA, the Bardessono Hotel and Spa is approximately 60 miles north of San Francisco and enjoys a central location in the heart of the Napa Valley, widely acclaimed as the continent’s premier wine and culinary destination with over 450 wineries. Known as the “Culinary Capital of the Napa Valley,” Yountville boasts an array of restaurants by famed chefs, earning more Michelin stars per capita than any other place in North America.

In addition to the valley’s traditional wine and dining attractions, the region is also known as a popular leisure destination for hiking, biking, golfing, shopping and festivals.

The Bardessono Hotel and Spa was built in 2009, has 62 luxurious rooms and suites and is in outstanding physical condition.  Built and operated with a primary focus on green practices, the hotel is the only LEED Platinum certified hotel in California and one of only 3 LEED Platinum certified hotels in the U.S. The hotel offers exceptional amenities, including large, well-appointed guestrooms and suites with private patios/balconies, the acclaimed Lucy restaurant and bar, an on-site spa, fitness center and 6,065 square feet of indoor and outdoor meeting space.  The property’s outdoor amenities are notable as well, including a rooftop resort-style pool, landscaping and water features, a vegetable garden, high-profile art sculptures and the availability of carbon fiber bicycles and Lexus Hybrid vehicles for guest use. The hotel is on a ground lease that expires in 2105.

In addition, the Bardessono Hotel and Spa has been the recipient of the following awards:

•                  California’s first and only LEED Platinum certified hotel

•                  2015 TripAdvisor Travelers’ Choice Award — Top Hotels - #3 in the U.S.

•                  2015 TripAdvisor Travelers’ Choice Award — Top Luxury Hotels - #3 in the U.S.

•                  2015 TripAdvisor Travelers’ Choice Award — Top Romantic Hotels - #4 in the U.S.

•                  2014 Travel & Leisure — T&L: The World’s Best Hotels - #21 in Continental U.S.

•                  2014 Andrew Harper’s Readers Choice Awards - #9 Top Food & Wine Resort

•                  2014 TripAdvisor Travelers’ Choice Award — Top Hotels - #2 in the U.S./#24 in the World

•                  2014 TripAdvisor Travelers’ Choice Award — Top Luxury Hotels - #3 in the U.S.

•                  2014 Conde Nast Travel — Gold List

•                  2013 Andrew Harper’s - Annual Grand Awards List

•                  2013 Travel & Leisure — T&L 500: The World’s Best Hotels - #3 in the U.S.

•                  2013 Conde Nast Johansen — Award of Excellence — Most Excellent Eco Hotel in the World

”The acquisition of the award-winning Bardessono Hotel and Spa fits perfectly with Prime’s strategy of finding quality, high RevPAR assets in gateway and resort markets,” said Monty J. Bennett, Ashford Prime’s Chairman and Chief Executive Officer.  “This transaction presented a great opportunity for us given the superb quality of this asset, its unique location in an attractive market in the Napa Valley with extremely high barriers to entry, and virtually no short term capex needs as the hotel was recently built in 2009.  We look forward to continuing the build out of Prime’s portfolio with high quality hotels in gateway and resort markets.”

The purchase price for the Bardessono Hotel and Spa, after adjusting for the key money, represents a trailing 12-month cap rate of 4.6% on net operating income and a trailing 18.4x EBITDA multiple, according to the Company’s preliminary estimates based on unaudited financial data provided by the sellers.  On a forward 12-month basis, the purchase price, after adjusting for the key money, represents an estimated cap rate of 5.2% on net operating income and an estimated EBITDA multiple of 16.5x.  On a trailing 12-month basis as of April 30, 2015, the Bardessono Hotel and Spa achieved RevPAR of $551.10, with 81.6% occupancy and an Average Daily Rate (ADR) of $675.19, according to unaudited financial data provided by the sellers.

This is the first acquisition by the Company to utilize the new key money concept recently announced by Ashford Inc.  Ashford Inc. will provide $2 million in key money consideration for the acquisition.  “Key money” is a common method used by hotel brands whereby a brand will provide a one-time up-front payment in return for branding the hotel.  This arrangement provides additional fee income under the brands’ long-term franchise or management agreement.  It is expected that the Company will have no obligation to pay back the key money, unless the property is sold within a specified period, in which case the Company would pay back a portion of the key money.

Ashford Inc. and the Company intend to evaluate key money opportunities on a case by case basis.  The Company anticipates only accepting, and Ashford Inc. anticipates only providing, key money when acquisition of the asset would otherwise not likely be economic for the Company.  The key money concept is designed to help the Company grow when it otherwise likely could not.  Ashford Inc. and the Company expect that the vast majority of asset acquisitions by the Company will be done without key money provided by Ashford Inc.

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway and resort markets.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the risk that the Company does not close the Bardessono Hotel acquisition on the expected timing and terms, or at all; the risk that the Company does not obtain financing for the Bardessono Hotel acquisition on the expected terms or at all; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, without limitation, statements regarding the proposed acquisition of the Bardessono Hotel, the timing of and financing plans for the Bardessono Hotel acquisition and management of the Bardessono Hotel post-acquisition. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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